UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	SEPTEMBER 8, 2005

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 8, 2005, the registrant entered into a letter agreement (the “Agreement”) with Nicholas J. DeRoma, Chief Legal Officer of the registrant and Nortel Networks Limited (“NNL”) concerning the cessation of Mr. DeRoma’s responsibilities as Chief Legal Officer of the registrant and NNL effective September 9, 2005. The Agreement provides that Mr. DeRoma is entitled to: (i) the sum of US$43,833 per month as salary continuance for the period commencing on September 10, 2005 and ending on September 9, 2007 (the “Salary Continuation Period”); (ii) a lump sum equivalent to ten weeks of base salary representing all of Mr. DeRoma’s accrued but unused vacation benefit; (iii) an additional lump sum amount equivalent to 100% of Mr. DeRoma’s annual base salary as an incentive award; (iv) continued participation during the Salary Continuation Period of certain benefits and accrual of pensionable service under the pension plans in which Mr. DeRoma participates; (v) continued vesting of certain stock options during the Salary Continuation Period and continued ability to exercise certain stock options during retirement; and (vi) certain relocation costs and tax preparation services.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ William J. Donovan
William J. Donovan
Senior Vice-President, Human Resources

By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel — Corporate and Corporate Secretary

Dated: September 14, 2005